Exhibit 99.1

JPMorgan Chase & Co. 383 Madison Avenue, New York, NY 10179-0001 NYSE symbol: JPM www.jpmorganchase.com
JPMORGAN CHASE REPORTS THIRD-QUARTER 2022 NET INCOME OF $9.7 BILLION ($3.12 PER SHARE), INCLUDING $959 MILLION ($0.24 PER SHARE) OF NET INVESTMENT SECURITIES LOSSES

THIRD-QUARTER 2022 RESULTS1

ROE 15% ROTCE[2] 18%	CET1 Capital Ratios[3] Std. 12.5% | Adv. 13.0%	Std. RWA[3] $1.7T Cash and marketable securities[4] $1.5T Average loans $1.1T

Firmwide Metrics	■	Reported revenue of $32.7 billion and managed revenue of $33.5 billion[2], including $959 million of net investment securities losses
	■	Credit costs of $1.5 billion included an $808 million net reserve build and $727 million of net charge-offs
	■	Average loans up 7%; average deposits up 3%

CCB ROE 33%	■	Average deposits up 9%; client investment assets down 10%
	■	Average loans up 2% YoY and up 1% QoQ; Card net charge-off rate of 1.40%
	■	Debit and credit card sales volume[5] up 13%
	■	Active mobile customers[6] up 10%

CIB ROE 13%	■	#1 ranking for Global Investment Banking fees with 8.1% wallet share YTD
	■	Total Markets revenue of $6.8 billion, up 8%, with Fixed Income Markets up 22% and Equity Markets down 11%

CB ROE 14%	■	Gross Investment Banking revenue of $761 million, down 43%
	■	Average loans up 13% YoY and up 4% QoQ; average deposits down 6%

AWM ROE 28%	■	Assets under management (AUM) of $2.6 trillion, down 13%
	■	Average loans up 8% YoY and flat QoQ; average deposits up 10%

Jamie Dimon, Chairman and CEO, commented on the financial results: “JPMorgan Chase delivered solid performance across our businesses as we generated $9.7 billion in net income, $32.7 billion in revenue, an ROTCE of 18% and a CET1 capital ratio of 12.5%.”

Dimon added: “While we unfortunately still don’t know the ultimate effect of changes in capital requirements due to the completion of Basel III, through our earnings power and demonstrated ability to manage down risk-weighted assets, we expect to reach our current target CET1 ratio of 13%, which includes a 50 basis point buffer, in the first quarter of 2023. Importantly, we continue to make all the investments that we need to grow our businesses and serve our customers, and we hope to be able to resume stock buybacks early next year.”

“In Consumer & Community Banking, we again ranked #1 in U.S. retail deposits, we were the fastest growing bank among the top 20 and we are now #1 in the top 3 largest markets based on the most recent FDIC data. Average deposits were up 9%, and debit and credit card sales were up 13%. In the Corporate & Investment Bank, we maintained our #1 ranking in Global Investment Banking although fees were down 47% compared to a record prior year. Markets revenue grew 8% driven by strong client activity in Fixed Income. Commercial Banking loans were up 13% on higher revolver utilization and new loan originations. Asset & Wealth Management reported solid results with revenue up 6% as higher net interest income more than offset the impact of lower market levels.”

“In the U.S., consumers continue to spend with solid balance sheets, job openings are plentiful and businesses remain healthy. However, there are significant headwinds immediately in front of us – stubbornly high inflation leading to higher global interest rates, the uncertain impacts of quantitative tightening, the war in Ukraine, which is increasing all geopolitical risks, and the fragile state of oil supply and prices. While we are hoping for the best, we always remain vigilant and are prepared for bad outcomes so we can continue to serve customers even in the most challenging of times.”

Dimon concluded: “Year to date, our employees have worked hard to extend credit and raise $1.9 trillion in capital for small and large businesses, governments and U.S. consumers. The investments we have made over the years, the discipline and rigor with which we manage the Firm, and the extraordinary efforts by our people have enabled us to consistently serve our customers, clients and communities around the world.”

SIGNIFICANT ITEMS
■    3Q22 results included:
■    $959 million net investment securities losses in Corporate ($0.24 decrease in earnings per share)
CAPITAL DISTRIBUTED
■    Common dividend of $3.0 billion, or $1 per share
■    Net payout LTM7,8 of 43%
FORTRESS PRINCIPLES
■    Book value per share of $87.00, up 1%; tangible book value per share2 of $69.90, flat YoY
■    Basel III common equity Tier 1 capital3 of $210 billion and Standardized ratio3 of 12.5%; Advanced ratio3 of 13.0%
■    Firm supplementary leverage ratio of 5.3%
OPERATING LEVERAGE
■    3Q22 expense of $19.2 billion; reported overhead ratio of 59%; managed overhead ratio2 of 57%
SUPPORTED CONSUMERS, BUSINESSES & COMMUNITIES
■    $1.9 trillion of credit and capital9 raised YTD
■    $196 billion of credit for consumers
■    $24 billion of credit for U.S. small businesses
■    $799 billion of credit for corporations
■    $799 billion of capital raised for corporate clients and non-U.S. government entities
■    $51 billion of credit and capital raised for nonprofit and U.S. government entities, including states, municipalities, hospitals and universities

Investor Contact: Mikael Grubb (212) 270-2479
Note: Totals may not sum due to rounding
[1]Percentage comparisons noted in the bullet points are for the third quarter of 2022 versus the prior-year third quarter, unless otherwise specified.
[2]For notes on non-GAAP financial measures, including managed basis reporting, see page 6.
For additional notes see page 7.
Media Contact: Joseph Evangelisti (212) 270-7438

JPMorgan Chase & Co.
News Release
In the discussion below of Firmwide results of JPMorgan Chase & Co. (“JPMorgan Chase” or the “Firm”), information is presented on a managed basis, which is a non-GAAP financial measure, unless otherwise specified. The discussion below of the Firm’s business segments is also presented on a managed basis. For more information about managed basis, and non-GAAP financial measures used by management to evaluate the performance of each line of business, refer to page 6.
Comparisons noted in the sections below are for the third quarter of 2022 versus the prior-year third quarter, unless otherwise specified.

JPMORGAN CHASE (JPM)

Results for JPM				2Q22		3Q21
($ millions, except per share data)	3Q22	2Q22	3Q21	$ O/(U)	O/(U) %	$ O/(U)	O/(U) %
Net revenue - reported	$32,716	$30,715	$29,647	$2,001	7%	$3,069	10%
Net revenue - managed	33,491	31,630	30,441	1,861	6	3,050	10
Noninterest expense	19,178	18,749	17,063	429	2	2,115	12
Provision for credit losses	1,537	1,101	(1,527)	436	40	3,064	NM
Net income	$9,737	$8,649	$11,687	$1,088	13%	$(1,950)	(17)%
Earnings per share - diluted	$3.12	$2.76	$3.74	$0.36	13%	$(0.62)	(17)%
Return on common equity	15%	13%	18%
Return on tangible common equity	18	17	22
Discussion of Results:
Net income was $9.7 billion, down 17%, driven by a net credit reserve build of $808 million compared to a net reserve release of $2.1 billion in the prior year. The current quarter included net investment securities losses of $959 million resulting in a decrease of $729 million (after tax) to net income.
Net revenue was $33.5 billion, up 10%. Net interest income (NII) was $17.6 billion, up 34%. NII excluding Markets2 was $16.9 billion, up 51%, driven by higher rates. Noninterest revenue was $15.9 billion, down 8%, driven by lower Investment Banking fees, $959 million of net investment securities losses in Corporate and lower net production revenue in Home Lending, largely offset by higher CIB Markets revenue.
Noninterest expense was $19.2 billion, up 12%, driven by higher structural expense, primarily compensation, and continued investments in the business, including technology and marketing.
The provision for credit losses was $1.5 billion, including a net reserve build of $808 million. Net charge-offs of $727 million were up $203 million. The net reserve build in the current quarter included $937 million in Wholesale, reflecting loan growth and the impact of updates to the Firm’s macroeconomic scenarios, partially offset by a reserve release of $150 million in Home Lending. The prior year provision was a net benefit of $1.5 billion, reflecting a net reserve release of $2.1 billion and $524 million of net charge-offs.

JPMorgan Chase & Co.
News Release

CONSUMER & COMMUNITY BANKING (CCB)

Results for CCB				2Q22		3Q21
($ millions)	3Q22	2Q22	3Q21	$ O/(U)	O/(U) %	$ O/(U)	O/(U) %
Net revenue	$14,331	$12,614	$12,521	$1,717	14%	$1,810	14%
Consumer & Business Banking	8,010	6,558	6,157	1,452	22	1,853	30
Home Lending	920	1,001	1,400	(81)	(8)	(480)	(34)
Card & Auto	5,401	5,055	4,964	346	7	437	9
Noninterest expense	8,047	7,723	7,238	324	4	809	11
Provision for credit losses	529	761	(459)	(232)	(30)	988	NM
Net income	$4,334	$3,100	$4,351	$1,234	40%	$(17)	—%
Discussion of Results10:
Net income was $4.3 billion, relatively flat to the prior year. Net revenue was $14.3 billion, up 14%.
Consumer & Business Banking net revenue was $8.0 billion, up 30%, driven by higher deposit margins and growth in deposits. Home Lending net revenue was $920 million, down 34%, predominantly driven by lower production revenue due to lower margins and volume and lower net interest income due to tighter loan spreads, partially offset by higher net mortgage servicing revenue. Card & Auto net revenue was $5.4 billion, up 9%, largely driven by higher Card net interest income on higher revolving balances, largely offset by lower auto operating lease income.
Noninterest expense was $8.0 billion, up 11%, reflecting higher investments in the business and structural expense, including compensation, marketing and technology, partially offset by lower volume- and revenue-related expense, primarily due to auto lease depreciation.
The provision for credit losses was $529 million, reflecting net charge-offs of $679 million and a $150 million reserve release in Home Lending. Card reserves remained flat, as loan growth was offset by a reduction in pandemic-related uncertainty. Net charge-offs were up $188 million, largely driven by Card. The prior year provision reflected a $950 million reserve release across CCB.

JPMorgan Chase & Co.
News Release

CORPORATE & INVESTMENT BANK (CIB)

Results for CIB				2Q22		3Q21
($ millions)	3Q22	2Q22	3Q21	$ O/(U)	O/(U) %	$ O/(U)	O/(U) %
Net revenue	$11,875	$11,947	$12,396	$(72)	(1)%	$(521)	(4)%
Banking	4,025	3,224	4,893	801	25	(868)	(18)
Markets & Securities Services	7,850	8,723	7,503	(873)	(10)	347	5
Noninterest expense	6,618	6,745	5,871	(127)	(2)	747	13
Provision for credit losses	513	59	(638)	454	NM	1,151	NM
Net income	$3,532	$3,725	$5,647	$(193)	(5)%	$(2,115)	(37)%
Discussion of Results10:
Net income was $3.5 billion, down 37%, with net revenue of $11.9 billion, down 4%.
Banking revenue was $4.0 billion, down 18%. Investment Banking revenue was $1.7 billion, down 43%, driven by lower Investment Banking fees, down 47%, reflecting lower fees across all products. Payments revenue was $2.0 billion, up 22% and included the net impact of equity investments. Excluding this net impact, Payments revenue was up 41%, driven by higher interest rates and growth in fees. Lending revenue was $323 million, up 32%, driven by higher net interest income on loan growth.
Markets & Securities Services revenue was $7.9 billion, up 5%. Markets revenue was $6.8 billion, up 8%. Fixed Income Markets revenue was $4.5 billion, up 22%, primarily driven by higher revenue in macro businesses, partially offset by lower revenue in Securitized Products. Equity Markets revenue was $2.3 billion, down 11% compared to a record third quarter in the prior year. Securities Services revenue was $1.1 billion, relatively flat to the prior year.
Noninterest expense was $6.6 billion, up 13%, predominantly driven by higher structural expense, investments in the business and revenue-related expense, including compensation.
The provision for credit losses was $513 million, reflecting a net reserve build, predominantly driven by loan and lending-related commitment activity and the impact of updates to the Firm’s macroeconomic scenarios. The prior year provision was driven by a net reserve release.

COMMERCIAL BANKING (CB)

Results for CB				2Q22		3Q21
($ millions)	3Q22	2Q22	3Q21	$ O/(U)	O/(U) %	$ O/(U)	O/(U) %
Net revenue	$3,048	$2,683	$2,520	$365	14%	$528	21%
Noninterest expense	1,180	1,156	1,032	24	2	148	14
Provision for credit losses	618	209	(363)	409	196	981	NM
Net income	$946	$994	$1,409	$(48)	(5)%	$(463)	(33)%
Discussion of Results10:
Net income was $946 million, down 33%, driven by a net credit reserve build compared to a net release in the prior year.
Net revenue was $3.0 billion, up 21%, driven by higher deposit margins, partially offset by lower investment banking revenue.
Noninterest expense was $1.2 billion, up 14%, largely driven by higher structural and volume- and revenue-related expense.
The provision for credit losses was $618 million, reflecting a net reserve build, largely driven by growth in loans and lending-related commitments and the impact of updates to the Firm’s macroeconomic scenarios.

JPMorgan Chase & Co.
News Release

ASSET & WEALTH MANAGEMENT (AWM)

Results for AWM				2Q22		3Q21
($ millions)	3Q22	2Q22	3Q21	$ O/(U)	O/(U) %	$ O/(U)	O/(U) %
Net revenue	$4,539	$4,306	$4,300	$233	5%	$239	6%
Noninterest expense	3,028	2,919	2,762	109	4	266	10
Provision for credit losses	(102)	44	(60)	(146)	NM	(42)	(70)
Net income	$1,219	$1,004	$1,196	$215	21%	$23	2%
Discussion of Results10:
Net income was $1.2 billion, up 2%.
Net revenue was $4.5 billion, up 6%, predominantly driven by deposits and loans on higher margins and balances, largely offset by lower management fees due to lower market levels.
Noninterest expense was $3.0 billion, up 10%, driven by higher structural expense and investments in the business, including compensation.
The provision for credit losses was a net benefit of $102 million, predominantly driven by a net reserve release.
Assets under management were $2.6 trillion, down 13%, driven by lower market levels and net outflows from liquidity products, partially offset by continued net inflows for long term products.

CORPORATE

Results for Corporate				2Q22		3Q21
($ millions)	3Q22	2Q22	3Q21	$ O/(U)	O/(U) %	$ O/(U)	O/(U) %
Net revenue	$(302)	$80	$(1,296)	$(382)	NM	$994	77%
Noninterest expense	305	206	160	99	48	145	91
Provision for credit losses	(21)	28	(7)	(49)	NM	(14)	(200)
Net income/(loss)	$(294)	$(174)	$(916)	$(120)	(69)%	$622	68%
Discussion of Results10:
Net loss was $294 million, compared with a net loss of $916 million in the prior year.
Net revenue was a loss of $302 million compared with a loss of $1.3 billion in the prior year. Net interest income was $792 million compared with a loss of $1.1 billion in the prior year, due to the impact of higher rates. The current quarter included net investment securities losses of $959 million compared with net losses of $256 million in the prior year. Investment securities losses reflected higher net losses on sales of U.S. Treasuries and mortgage-backed securities.
Noninterest expense was $305 million, up $145 million.

JPMorgan Chase & Co.
News Release
2. Notes on non-GAAP financial measures:

a.The Firm prepares its Consolidated Financial Statements in accordance with accounting principles generally accepted in the U.S. (“U.S. GAAP”). That presentation, which is referred to as “reported” basis, provides the reader with an understanding of the Firm’s results that can be tracked consistently from year-to-year and enables a comparison of the Firm’s performance with the U.S. GAAP financial statements of other companies. In addition to analyzing the Firm’s results on a reported basis, management reviews Firmwide results, including the overhead ratio, on a “managed” basis; these Firmwide managed basis results are non-GAAP financial measures. The Firm also reviews the results of the lines of business on a managed basis. The Firm’s definition of managed basis starts, in each case, with the reported U.S. GAAP results and includes certain reclassifications to present total net revenue for the Firm and each of the reportable business segments on a fully taxable-equivalent basis. Accordingly, revenue from investments that receive tax credits and tax-exempt securities is presented in the managed results on a basis comparable to taxable investments and securities. These financial measures allow management to assess the comparability of revenue from year-to-year arising from both taxable and tax-exempt sources. The corresponding income tax impact related to tax-exempt items is recorded within income tax expense. These adjustments have no impact on net income as reported by the Firm as a whole or by the lines of business. For a reconciliation of the Firm’s results from a reported to managed basis, refer to page 7 of the Earnings Release Financial Supplement.

b.Tangible common equity (“TCE”), return on tangible common equity (“ROTCE”) and tangible book value per share (“TBVPS”), are each non-GAAP financial measures. TCE represents the Firm’s common stockholders’ equity (i.e., total stockholders’ equity less preferred stock) less goodwill and identifiable intangible assets (other than mortgage servicing rights), net of related deferred tax liabilities. For a reconciliation from common stockholders’ equity to TCE, refer to page 9 of the Earnings Release Financial Supplement. ROTCE measures the Firm’s net income applicable to common equity as a percentage of average TCE. TBVPS represents the Firm’s TCE at period-end divided by common shares at period-end. Book value per share was $87.00, $86.38 and $86.36 at September 30, 2022, June 30, 2022, and September 30, 2021, respectively. TCE, ROTCE, and TBVPS are utilized by the Firm, as well as investors and analysts, in assessing the Firm’s use of equity.

c.In addition to reviewing net interest income (“NII”) and noninterest revenue (“NIR”) on a managed basis, management also reviews these metrics excluding CIB Markets (“Markets”, which is composed of Fixed Income Markets and Equity Markets). Markets revenue consists of principal transactions, fees, commissions and other income, as well as net interest income. These metrics, which exclude Markets, are non-GAAP financial measures. Management reviews these metrics to assess the performance of the Firm’s lending, investing (including asset-liability management) and deposit-raising activities, apart from any volatility associated with Markets activities. In addition, management also assesses Markets business performance on a total revenue basis as offsets may occur across revenue lines. For example, securities that generate net interest income may be risk-managed by derivatives that are reflected at fair value in principal transactions revenue. Management believes these measures provide investors and analysts with alternative measures to analyze the revenue trends of the Firm. For a reconciliation of NII and NIR from reported to excluding Markets, refer to page 28 of the Earnings Release Financial Supplement. For additional information on Markets revenue, refer to page 70 of the Firm’s 2021 Form 10-K.

JPMorgan Chase & Co.
News Release
Additional notes:

3.Estimated. Reflects the relief provided by the Federal Reserve Board in response to the COVID-19 pandemic, including the Current Expected Credit Losses (“CECL”) capital transition provisions. Beginning January 1, 2022, the $2.9 billion CECL capital benefit recognized as of December 31, 2021, is being phased out at 25% per year over a three-year period. As of September 30, 2022, CET1 capital reflected the remaining $2.2 billion CECL benefit. Refer to Capital Risk Management on pages 44-49 of the Firm’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022 and on pages 86-96 of the Firm’s 2021 Form 10-K for additional information.
4.Estimated. Cash and marketable securities, includes the Firm’s average eligible High-quality liquid assets (“HQLA”), other end-of-period HQLA-eligible securities which are included as part of the excess liquidity at JPMorgan Chase Bank, N.A. that are not transferable to non-bank affiliates and thus excluded from the Firm’s liquidity coverage ratio (“LCR”) under the LCR rule, and other end-of-period unencumbered marketable securities, such as equity and debt securities. Does not include borrowing capacity at Federal Home Loan Banks and the discount window at the Federal Reserve Bank. Refer to Liquidity Risk Management on pages 50-54 of the Firm’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022 and on pages 97-104 of the Firm’s 2021 Form 10-K for additional information.
5.Excludes Commercial Card.
6.Users of all mobile platforms who have logged in within the past 90 days.
7.Last twelve months (“LTM”).
8.Includes the net impact of employee issuances.
9.Credit provided to clients represents new and renewed credit, including loans and lending-related commitments.
10.In the first quarter of 2022, the Firm changed its methodology for allocating income taxes to the LOBs, with no impact to Firmwide net income. Prior period amounts have been revised to conform with the current presentation.

JPMorgan Chase & Co.
News Release

JPMorgan Chase & Co. (NYSE: JPM) is a leading financial services firm based in the United States of America (“U.S.”), with operations worldwide. JPMorgan Chase had $3.8 trillion in assets and $288.0 billion in stockholders’ equity as of September 30, 2022. The Firm is a leader in investment banking, financial services for consumers and small businesses, commercial banking, financial transaction processing and asset management. Under the J.P. Morgan and Chase brands, the Firm serves millions of customers predominantly in the U.S., and many of the world’s most prominent corporate, institutional and government clients globally. Information about JPMorgan Chase & Co. is available at www.jpmorganchase.com.

JPMorgan Chase & Co. will host a conference call today, October 14, 2022, at 8:30 a.m. (EDT) to present third-quarter 2022 financial results. The general public can access the call by dialing (866) 659-9159 in the U.S. and Canada, or (617) 399-5172 for international callers; use passcode 26483228#. Please dial in 15 minutes prior to the start of the call. The live audio webcast and presentation slides will be available on the Firm’s website, www.jpmorganchase.com, under Investor Relations, Events & Presentations.

A replay of the conference call will be available beginning at approximately 11:00 a.m. (EDT) on October 14, 2022, through 11:59 p.m. on October 29, 2022, by telephone at (888) 286-8010 (U.S. and Canada) or (617) 801-6888 (international); use passcode 63859285#. The replay will also be available via webcast on www.jpmorganchase.com under Investor Relations, Events & Presentations. Additional detailed financial, statistical and business-related information is included in a financial supplement. The earnings release and the financial supplement are available at www.jpmorganchase.com.

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of JPMorgan Chase & Co.’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause JPMorgan Chase & Co.’s actual results to differ materially from those described in the forward-looking statements can be found in JPMorgan Chase & Co.’s Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, which have been filed with the Securities and Exchange Commission and are available on JPMorgan Chase & Co.’s website (https://jpmorganchaseco.gcs-web.com/financial-information/sec-filings), and on the Securities and Exchange Commission’s website (www.sec.gov). JPMorgan Chase & Co. does not undertake to update any forward-looking statements.